Exhibit 99

CACI Issues Guidance for its Fiscal Year 2014

FY 2014 revenue projected to be $3.5 billion to $3.7 billion

FY 2014 net income projected to be $142 million to $152 million

FY 2014 diluted EPS projected to be $5.70 to $6.10

FY 2013 guidance reiterated

ARLINGTON, Va.--(BUSINESS WIRE)--June 26, 2013--CACI International Inc (NYSE: CACI), a leading information solutions and services provider to the federal government, issued its guidance for its Fiscal Year 2014 (FY14), which begins July 1, 2013, and reiterated its Fiscal Year 2013 (FY13) revenue and net income guidance.

Guidance for Fiscal Year 2014

For FY14 we expect revenue to be between $3.5 billion and $3.7 billion. We expect net income to be between $142 million and $152 million and diluted earnings per share (EPS) to be between $5.70 and $6.10. Our FY14 guidance assumes that the number of diluted weighted average shares will be approximately 24.9 million. We expect that operating cash flow for the year will be approximately $225 million. The guidance does not include the impact of future acquisitions.

The table below summarizes our FY14 guidance ranges and represents our views as of June 26, 2013:

(In millions except for earnings per share)	Fiscal Year 2014
Revenue	$3,500 - $3,700
Net income attributable to CACI	$142 - $152
Effective corporate tax rate	39%
Diluted earnings per share	$5.70 - $6.10
Diluted weighted average shares	24.9

Commentary

Ken Asbury, CACI’s President and CEO said, “In FY14 we will continue to focus on a strategy of winning business in our large addressable market, driving operational excellence in the delivery of our solutions and services to our customers, and accelerating our mergers and acquisitions program to broaden and deepen new and existing customer relationships and expand our capabilities. We expect that the U.S. Government will operate under sequestration during our full fiscal year beginning July 1st, and that the uncertain environment the industry is experiencing will continue. In addition, we believe that continuing resolutions for the government’s FY14 are highly likely. Our FY14 planning process factored in the risks from uncertainty, as we understand them today.

“The expense reduction actions we have taken position us to be more competitive for future organic earnings and cash flow growth. With M&A continuing as the top priority for the deployment of our capital, we also intend to accelerate growth in areas where we see the opportunity to acquire businesses that are strategic and cultural fits with CACI. We are confident these actions will advance our goal of building long-term shareholder value.”

FY14 Guidance

Following are the key factors related to our FY14 guidance:

  We anticipate a sequential decrease of quarterly revenue and net income between the end of our FY13 and the beginning of our FY14. This decrease is due primarily to less reported profitability on a sizeable fixed price contract as a result of the manner in which revenue is recognized and costs are incurred.
  We expect that our direct labor costs will be between 2 percent less and 3 percent greater than what we expect in FY13. Other direct costs will be 1 percent to 6 percent less than what we expect in FY13.
  We anticipate that our indirect costs and selling expenses will be 3 percent to 5 percent lower than FY13 due to ongoing cost control measures.
  Depreciation and intangible amortization is expected to be approximately $52 million.
  Our operating margin is expected to be approximately the same as in FY13, or around 7.4 percent for the year.
  Net interest expense is expected to be approximately $25 million.
  We expect that capital expenditures will total approximately $15 million to $20 million.

FY13 Guidance Reiterated

We are reiterating the FY13 guidance we issued on May 1, 2013. The table below summarizes our FY13 guidance and represents our views as of June 26, 2013:

(In millions except for earnings per share)	Current FY13 Guidance
Revenue	$3,650 - $3,750
Net income attributable to CACI	$151 - $157
Diluted earnings per share	$6.29 - $6.55
Diluted weighted average shares	24.0

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, June 27, 2013, during which members of our senior management team will be making a brief presentation followed by a question-and-answer session to discuss the guidance and management’s performance expectations for the new fiscal year. You can listen to the conference call and view accompanying exhibits over the Internet by logging on to CACI’s website at www.caci.com at the scheduled time. You may also dial in to 1-877-303-9143, confirmation code 86732837. Slides of the presentation will be available on our website during the call. A replay of the call will also be available over the Internet, and can be accessed through CACI's website (www.caci.com).

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian clients. A member of the Fortune 1000 Largest Companies and the Russell 2000 Index, CACI provides dynamic careers for approximately 15,000 employees working in over 120 offices worldwide. Visit www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and globally (including the impact of uncertainty regarding U.S. debt limits and actions taken related thereto); terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011, changes in budgetary priorities or in the event of a priority need for funds, such as homeland security or the war on terrorism; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Financial

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President,
Corporate Communications
703-841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President,
Investor Relations
866-606-3471
ddragics@caci.com